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                                                                 Exhibit 1.2.2

                                [LOGO OF DEUTSCHE MORGAN GRENFELL APPEARS HERE]

                                Deutsche Morgan Grenfell Inc.
                                600 Steamboat Road
                                Greenwich, CT 06830

                                Telephone:  1-203-862-9174
                                Fax:  1-203-622-8395


April 15, 1998


Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA  94043
Attn:  DAVID M. SUGISHITA
Tel: 650-694-4257
Fax: 650-694-4396

SHARE FORWARD TRANSACTION -DMG REFERENCE NO.:  TO BE ADVISED

Dear Sir / Madam,

The purpose of this facsimile agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH ("PARTY A") and SYNOPSYS, INC. ("PARTY B") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE MORGAN GRENFELL INC. ("DMG"), AN AFFILIATE OF DEUTSCHE BANK AG, HAS ACTED AS AGENT IN CONNECTION WITH THIS TRANSACTION. DMG HAS ACTED SOLELY AS AGENT AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") (as may be amended, modified or supplemented from time to time, the "Agreement") with such modifications as Party A and Party B will in good faith agree. Upon execution by Party A and Party B of such Agreement, this Confirmation will supplement, form a part of and be subject to the Agreement. All provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation except as expressly modified below. Until Party A and Party B execute and deliver the Agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming Transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if Party A and Party B had executed an agreement on the Trade Date of the first such Transaction between Party A and Party B in such form, with the Schedule thereto (i) specifying only that (a) the governing law is the law of the State of New York, without reference to choice of law doctrine, provided, that such choice of law shall be superseded by any choice of law provision specified in the Agreement upon its execution, and (b) the Termination Currency is U.S. Dollars, (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA

     "User's Guide to the 1992 ISDA Master Agreements" and (iii) incorporating any other modifications to the ISDA Form specified below. In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.

     "Loss" payment measure and "Second Method" payment method shall apply to this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:              April 15, 1998.

Effective Date:          The date on which the closing, if any, occurs under the
                         Underwriting Agreement anticipated to be entered into
                         between, among others, the Issuer (as defined below)
                         and DMG in connection with the sale of Shares at a
                         price to the public not less than $15.88 per Share (the
                         "Offering") by, among others, the Issuer under the
                         Registration Statement to be filed with the Securities
                         and Exchange Commission on or about April 16, 1998 (the
                         "Registration Statement"), which Registration Statement
                         shall also cover Party A's short sales effected through
                         DMG in connection with this Transaction; provided,
                                                                  --------
                         however, that the Effective Date shall not occur unless
                         -------
                         Party B enters into a side agreement on or prior to such closing date with DMG and the other underwriters in form reasonably satisfactory to DMG relating to various representations, warranties and indemnities.

Shares: Common Stock, par value $0.001 per share, of Artisan Components, Inc. (the "Issuer").

Number of Shares:        891,448.

Exchange:                Nasdaq National Market, or any successor to such
                         exchange or quotation system.

Calculation Agent:       DMG.

SETTLEMENT OBLIGATIONS:

Settlement Obligations:  Subject to Netting below, on each Settlement Date,
                         Party B shall deliver to Party A the Number of Shares to be Delivered for such Settlement Date against Party A's payment to Party B of the Settlement Price for such Settlement Date multiplied by the Number of Shares to
                                         ---------- --
                         be Delivered for such Settlement Date.

Settlement Dates:        Subject to Hedging Disruption Events and Extraordinary
                         Events below, the 15th day prior to the end of the
                         calendar quarter in which the Effective Date occurs and
                         each of the five successive three-month anniversaries
                         thereof, or if such day is not an Exchange Business
                         Day, the next following Exchange Business Day unless
                         that day falls in the next calendar month, in which
                         case the Settlement Date shall be the first preceding
                         day that is an Exchange Business Day; provided that
                                                               --------
                         with 5 Business Days' prior written notice to Party A, Party B shall, subject to payment of the Advanced
                         Settlement Fee (as defined below), be entitled to specify any Exchange Business Day as a Settlement Date
                         (such date is also referred to herein as an "Advanced
                         Settlement Date") in lieu of one or more future
                         Settlement Dates and in such notice shall specify which Settlement Dates are being advanced to the Advanced
                         Settlement Date.

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Number of Shares to
 be Delivered:           For any Settlement Date, (x) the Number of Shares
                         divided by six (rounded to the nearest whole share)
                         ------- --
                         multiplied by (y) in the case where more than one
                         ---------- --
                         Settlement Date is being advanced to an Advanced
                         Settlement Date, the number of Settlement Dates that
                         are being so advanced; provided that on the final
                                                --------
                         Settlement Date, the Number of Shares to be Delivered
                         shall be the Number of Shares minus the aggregate
                                                       -----
                         of the Number of Shares to be Delivered for each prior
                         Settlement Date.

Settlement Price:        For any Settlement Date, the per Share "price to
                         public" minus the per Share "underwriting discount", in
                                 -----
                         each case as specified on the cover to the prospectus
                         for the Offering minus the aggregate of the cash
                                          -----
                         dividends (other than dividends resulting in an adjustment pursuant to Adjustments below) paid on one
                         Share with an ex-dividend date on or after the Effective Date and on or prior to such Settlement Date.

Netting: Delivery and payment obligations under this Transaction shall be netted with obligations under the Master Securities Loan Agreement, dated as of April 15, 1998, between Party A and Party B (the "Securities Loan Agreement").

Hedging Disruption
 Events: If due to a request by Party B that Party A return Shares or otherwise, Party A is unable to borrow Shares from Party B on terms reasonably acceptable to Party A pursuant to the Securities Loan Agreement of a number that Party A determines is appropriate to maintain any hedging transaction(s) in the normal course of its business of hedging the price and market risk of entering into and performing under this Transaction (not to exceed the Number of Shares), Party A shall be entitled to designate any Exchange Business Day as the "Accelerated Settlement Date."

                         On the Accelerated Settlement Date, in lieu of the parties' obligations in respect of future Settlement Dates and subject to Netting above, Party B shall deliver to Party A (x) the Number of Shares minus the
                                                                     -----
                         aggregate of the Number of Shares to be Delivered for each prior Settlement Date (clause (x) is referred to herein as the "Number of Accelerated Settlement Shares") against Party A's payment to Party B of the Settlement Price multiplied by the Number of
                                           ---------- --
                         Accelerated Settlement Shares.

Advanced Settlement Fee: Subject to Netting above, on any Advanced Settlement
                         Date and on any Accelerated Settlement Date, Party B shall pay to Party A the Advanced Settlement Fee for such date.

                         WHERE:

                         "Advanced Settlement Fee" means (x)(i) in the case of an Advanced Settlement Date, the number of Settlement Dates that are being advanced to such Advanced Settlement Date and (ii) in the case of an Accelerated Settlement Date, the number of future Settlement Dates multiplied by (y) (i) where such date occurs on or
                                      ---------- --
                         before the 6-month anniversary of the Effective Date, $100,000, (ii) where such Settlement Date occurs after the 6-month anniversary and on or before the 12-month anniversary of the Effective Date, $75,000 and (iii) where such Settlement Date occurs after the 12-month anniversary of the Effective Date, $50,000.

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ADJUSTMENTS:

Method of Adjustment:    Calculation Agent Adjustment.

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

(a)  Share-for-Share:    Alternative Obligation (assuming for this purpose that
                         this Transaction is a Share Swap Transaction and that the final Settlement Date is the final Valuation Date).

(b)  Share-for-Other:    Alternative Obligation (assuming for this purpose that
                         this Transaction is a Share Swap Transaction and that
                         the final Settlement Date is the final Valuation Date);
                         provided that if the Other Consideration consists
                         --------
                         partly of cash, the Consequence of such Merger Event
                         shall be Calculation Agent Adjustment (as defined
                         below); provided further that if the Other
                                 -------- -------
                         Consideration consists solely of cash, Party A shall be entitled to designate any Exchange Business Day as the "Early Settlement Date."

(c)  Share-for-Combined: Alternative Obligation (assuming for this purpose that this Transaction is a Share Swap Transaction and that the final Settlement Date is the final Valuation Date); provided that if the Calculation Agent's reasonable
                         --------
                         judgment such Consequence cannot or would not provide a commercially reasonable result, then the Consequence of such Merger Event shall be Calculation Agent Adjustment (as defined below).

Calculation Agent
 Adjustment:             For purposes of any specified Consequence of Merger
                         Event for which Calculation Agent Adjustment applies, the Calculation Agent will make such adjustments, effective as of the Merger Date, in respect of the Settlement Price, Number of Shares (and Issuer), Number of Shares to be Delivered and any other variable relevant to the settlement or payment terms of this Transaction, as the Calculation Agent determines appropriate in its good faith commercially reasonable judgment.

Early Settlement Date:   On the Early Settlement Date, in lieu of the parties'
                         obligations in respect of future Settlement Dates and subject to Netting above, the parties shall perform their obligations as if the Early Settlement Date were the Accelerated Settlement Date, except that Party B shall not be obligated to pay the Advanced Settlement
                         Fee.

Nationalization or
 Insolvency:             A Nationalization or an Insolvency will constitute an
                         Additional Termination Event with this Transaction as the sole Affected Transaction and Party B as the sole
                         Affected Party.

MISCELLANEOUS:

Early Termination
 Events: A default under the Securities Loan Agreement that entitles Party A to terminate such agreement shall constitute an Additional Termination Event with this Transaction as the sole Affected Transaction and Party B as the sole Affected Party.


Default Interest:        If, prior to the occurrence or effective designation of
                         an Early Termination Date in respect of this Transaction, a party fails to perform any obligation required to be settled by delivery, it will indemnify the other party on demand for any costs, losses or expenses (including the costs of borrowing Shares, if applicable) resulting from such failure. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail shall be conclusive evidence that they have been incurred.

Representation and
 Agreement:              The party required to deliver Shares agrees that it
                         will convey and, on each date that it delivers Shares, represents that it has conveyed, good title to the Shares it is required to deliver, free and clear of any lien, charge, claim or other encumbrance and on each such date represents that any Shares it is required to deliver do not constitute "restricted securities" and are not subject to restrictions on transfer (including so-called "control securities") under the Securities
                         Act (as defined below) or otherwise.

Method of Delivery:      Whenever delivery of funds or Shares is required
                         hereunder by or to Party B, such delivery shall be effected through DMG. In addition, all notices, demands and communications of any kind relating to this Transaction between Party A and Party B shall be transmitted exclusively through DMG.

3.   REPRESENTATIONS:

(a) Each party represents to the other party as of the date that it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

     (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party (or of DMG as agent in connection with the Transaction) as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered to be investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

     (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

     (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or adviser to it in respect of this Transaction.

     (iv) U.S. FEDERAL SECURITIES LAWS. It understands that the offer and sale of this Transaction has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and is being effected pursuant to an exemption from the registration requirements thereof. In furtherance thereof, it represents and warrants that (a) it is experienced in investing in or otherwise entering into financial instruments similar to the Transaction and has determined that the Transaction is suitable investment for it, and (b) it is an institution which qualifies as an "accredited investor" or "qualified institutional buyer" as such terms are defined under relevant regulations promulgated under the Securities Act.

(b) Party B represents to Party A as of the date that it enters into this Transaction that:

     (i) It is not, and prior to the final Settlement Date will not become, an "affiliate" (as defined in Rule 144 under the Securities Act) of the Issuer.

     (ii) This Transaction and any related transaction, including without limitation, any transaction involving the Shares under the Securities Loan Agreement, is not for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

4.   MODIFICATIONS TO ISDA FORM:

(a) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to both parties subject to amendment by adding at the end thereof the following words:

                "and in either case, the other party determines in good faith that it has reasonable grounds to conclude that the performance by the Defaulting Party of its financial obligations hereunder is endangered."

     With regard to Party A, "Threshold Amount" means 3% of Deutsche Bank AG's shareholders' equity (i.e., the sum of capital and disclosed reserves).

     With regard to Party B, "Threshold Amount" means USD5,000,000.

(b) The "CREDIT EVENT UPON MERGER" provision in Section 5(b)(iv), which applies to both parties, is hereby amended to read as follows:

     "(iv) CREDIT EVENT UPON MERGER. "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption under Section 5(a)(viii) hereof but that, in the reasonable opinion of the other party, the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker than X immediately prior to such action, (and, in such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the date of this Agreement:

     (1) X consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Agreement) to, or receives all or substantially all the assets or obligations of, another entity;

     (2) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X;

     (3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of preferred stock or other securities convertible into, or exchangeable for, debt or preferred stock; or

     (4)        X enters into any agreement providing for any of the foregoing."


(c) SET OFF. Section 6 of this Agreement is amended by the addition of the following Section 6(f):

     "(f) Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."


5.   CONTACT NAMES FOR DMG:

     Confirmations:       Adam Metter
     Telephone:           (203) 862-9174
     Fax No.:             (203) 622-8395

     Payments/Fixings:    Michael Zobel
     Telephone:           (203) 862-5588
     Fax No.:             (203) 862-5549


6.   CONTACT NAMES AND ACCOUNT DETAILS FOR PARTY A:

Contact Names:
--------------

Deutsche Bank AG, London Branch
6, Bishopsgate
London EC2P 2AT
UNITED KINGDOM
Attention:  Swap Group
Tel:  (44)(171) 971 7000
Fax:  (44)(171) 971 7466
Telex:  94015555
Answerback:  DBLN G

Account Details:
----------------

To be advised.

7.   CONTACT NAMES AND ACCOUNT DETAILS FOR PARTY B:

Contact Names:
--------------

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA  94043
Attn:  David M. Sugishita
Tel: 650-694-4257
Fax: 650-694-4396

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        Account Details:
        ----------------

        To be advised.

Each Party has agreed to make payments and/or deliveries to the other in accordance with this Confirmation. Please confirm that the foregoing correctly sets forth the terms of our agreement by sending a return executed acknowledgment hereof to such effect to the contact person named above who is responsible for the administration of this Transaction. The time of execution of this Transaction will be made available by Party A upon written request.

Party A is regulated by The Securities and Futures Authority


Regards,

DEUTSCHE MORGAN GRENFELL INC.,
SOLELY IN ITS CAPACITY AS AGENT
IN CONNECTION WITH THIS TRANSACTION


By: ______________________________

       Authorized Signatory


By:_______________________________

        Authorized Signatory


Agreed as of the date first above written:

DEUTSCHE BANK AG, LONDON BRANCH


By: ______________________________

       Authorized Signatory


By:_______________________________

        Authorized Signatory

SYNOPSYS, INC.


By: ______________________________
Authorized Signatory
Name:
Title:

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